GSI Group Reports Third Quarter Results
       Company Reports Revenue of $84Million and $0.18 Earnings per Share

BILLERICA, MA October 23, 2007: GSI Group Inc., (Nasdaq: GSIG), a leading provider of precision technology and semiconductor systems, today announced financial results for the third quarter ended September 28, 2007.

Third quarter revenue was $84.0 million, compared to $73.1 million in the second quarter of 2007 and $81.6 million for the third quarter of 2006. Excluding restructuring charges, operating profit was $10.1 million in the third quarter versus $5.5 million in the second quarter and $7.5 million in the third quarter of 2006. GAAP net income for the quarter was $7.8 million, or $0.18 per diluted share, compared to the second quarter results of $3.3 million, or $0.08 per diluted share, and $5.7 million, or $0.14 per diluted share in the third quarter of 2006.

Year to date 2007 revenue was $231.3 million, compared to $234.2 million in the same period of 2006. Excluding restructuring charges, year to date operating profit totaled $21.6 million in 2007 compared to $22.8 million in 2006. Year to date GAAP net income was $14.3 million, or $0.34 per diluted share, compared to year to date GAAP net income of $17.0 million, or $0.40 per diluted share in the prior year.

Third quarter bookings were $75.1 million, compared to $89.5 million in the second quarter of 2007 and $65.1 million in the third quarter of 2006. The book to bill ratio was .89.

The backlog as of September 28, 2007 was $89.2 million, compared with $74.4 in the third quarter of 2006. The backlog as of September 28, 2007 includes deferred revenue of $13.1 million.

Dr. Sergio Edelstein, President and CEO commented, "We are pleased with the results this quarter and remain focused on executing our strategy of aggressive new product launches and market penetration, building a larger presence in Asia and integrating our company onto a world class operational platform."

Dr. Edelstein continued, "During the quarter we saw stronger demand for our scanner and circuit board drill products. We also recorded two large semiconductor orders. One of these orders, which allowed us to meet the high end of our revenue and income expectations, was based on our newly released green-laser technology. Furthermore, our UK restructuring is on plan and our China facility is now producing additional higher margin products."

Gross margin of 41.3% in the third quarter increased from 40.7% in the second quarter. Operating expenses, excluding restructuring charges were $24.6 million in the third quarter compared to $24.3 million in the second quarter. Stock based compensation was $0.8 million in the third quarter.

Income tax expense for the third quarter was $2.8 million, an effective tax rate of 26%.

Cash and short term investments were $161.7 million, up $9.5 million from the second quarter, net of $1.7 million used in the Company's previously announced stock buyback program.

The Company anticipates the following for the fourth quarter of 2007:
-     Revenue to be in the range of $80.0 million to $84.0 million
- Diluted earnings per share, including restructuring charges, in the range of $0.13 to $0.17
-     Restructuring charges of approximately $1.0 million

Dial In: October 24th at 8:30 a.m. ET

GSI Group will host a conference call for investors at 8:30 a.m. eastern on October 24th. Participants are invited to join by dialing (706) 634-5123 with an access code: 19450296. The replay will be available for two weeks by dialing
(706) 645-9291 with the replay passcode: 19450296. The conference call also will be broadcast live over the Internet at www.gsig.com.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG).

Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, risks of currency fluctuations, risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext. 6170)

                                 GSI GROUP INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                                                       September 28,   December 31,
                                                                                            2007           2006
                                                                                           --------   --------
                                         ASSETS
Current
    Cash and cash equivalents                                                              $161,745   $138,315
    Accounts receivable, less allowance of $287 (December 31, 2006 -- $911)                  74,078     54,546
    Income taxes receivable                                                                   8,028      5,755
    Inventories                                                                              71,070     72,703
    Deferred tax assets                                                                       8,180      7,925
    Other current assets                                                                      5,962     11,559
                                                                                           --------   --------
                                                                                            329,063    290,803

         Total current assets                                                                31,498     33,511
Property, plant and equipment, net of accumulated depreciation of $32,691 (December 31,
   2006 -- $28,588)
Deferred tax assets                                                                          18,664     20,099
Other assets                                                                                  2,562        710
Long-term investments                                                                           833        693
Intangible assets, net of amortization of $8,104 (December 31, 2006 -- $6,380)               13,475     14,965
Patents and acquired technology, net of amortization of $39,074 (December 31, 2006 --
   $ 35,455)                                                                                 21,299     24,203
Goodwill
                                                                                             26,421     26,421
                                                                                           --------   --------
                                                                                           $443,815   $411,405
                                                                                           ========   ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current
    Accounts payable                                                                     $  15,340    $  14,002
    Accrued compensation and benefits                                                       11,045       13,455
    Deferred Revenue                                                                        13,077        2,965
    Other accrued expenses                                                                  10,274       12,881
                                                                                         ---------    ---------
         Total current liabilities                                                          49,736       43,303
Deferred compensation                                                                          663        2,740
Deferred tax liabilities                                                                    12,442       12,342
Accrued long term restructuring                                                                983        1,141
Income Taxes Payable                                                                         1,798
Accrued pension liability                                                                    9,035        8,806
                                                                                         ---------    ---------
         Total liabilities                                                                  74,657       68,332

Commitments and contingencies
Stockholders' equity
    Common shares, no par value; Authorized shares: unlimited; Issued and outstanding:
       42,635,080 (December 31, 2005 -- 41,889,804)                                        315,555      310,635
    Additional paid-in capital                                                               7,490        5,314
    Retained earnings                                                                       43,727       29,431
    Accumulated other comprehensive loss                                                     2,386       (2,307)
                                                                                         ---------    ---------
                                                                                           369,158      343,073
                                                                                         ---------    ---------
         Total stockholders' equity                                                      $ 443,815    $ 411,405
                                                                                         =========    =========

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                                     Three Months Ended             Nine Months Ended
                                                                September 28,  September 29,     September 28,  September 29,
                                                                    2007         2006                2007          2006
                                                                  ---------    ---------           ---------    ---------
Sales                                                             $  83,952    $  81,627           $ 231,273    $ 234,151
                                                                  ---------    ---------           ---------    ---------
Cost of goods sold                                                   49,262       48,057             137,393      136,640
                                                                  ---------    ---------           ---------    ---------
Gross profit                                                         34,690       33,570              93,880       97,511
Operating expenses:
  Research and development                                            7,529        7,594              22,915       22,435
  Selling, general and administrative                                15,381       16,878              44,247       47,635
  Amortization of purchased intangibles                               1,693        1,734               5,112        5,075
  Restructuring and other                                             1,915         (142)              5,843         (452)
                                                                  ---------    ---------           ---------    ---------
   Total operating expenses                                          26,518       26,064              78,117       74,693
                                                                  ---------    ---------           ---------    ---------
Income from operations                                                8,172        7,506              15,763       22,818
  Interest and other income, net                                      1,701        1,194               4,927        2,521
  Foreign exchange transaction gains (losses)                           682         (589)                248       (1,158)
                                                                  ---------    ---------           ---------    ---------
Income before income taxes                                           10,555        8,111              20,938       24,181
Income tax provision                                                 (2,782)      (2,380)             (6,643)      (7,163)
                                                                  ---------    ---------           ---------    ---------
Net income                                                        $   7,773    $   5,731           $  14,295    $  17,018
                                                                  =========    =========           =========    =========
Net income per common share:
  Basic                                                              $ 0.18    $    0.14           $    0.34    $    0.41
  Diluted                                                            $ 0.18    $    0.14           $    0.34    $    0.40
Weighted average common shares outstanding (000's)                   42,654       41,815              42,344       41,912
Weighted average common shares outstanding for diluted
  net income per common share (000's)                                42,936       42,011              42,578       42,279

                                 GSI GROUP INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)

                                     Three Months Ended           Nine Months Ended
                                 ------------------------      ----------     ---------
                                 September 28,  September 29,  September 28,  September 29,
                                     2006          2007           2006           2007
                                   ---------     ---------     ----------     ---------
Sales:
------
Precision Technology               $  48,620     $  52,100     $  139,165     $ 149,517
Semiconductor Systems                 36,646        32,975         95,614        93,316
Intersegment sales elimination        (1,314)       (3,448)        (3,506)       (8,682)
                                   ---------     ---------     ----------     ---------
Total                              $  83,952     $  81,627     $  231,273     $ 234,151
                                   =========     =========     ==========     =========

Gross profit %:
Precision Technology                    39.2%         40.6%          37.9%       40.2%
Semiconductor Systems                   41.5%         38.1%          42.5%       40.2%
Intersegment sales elimination         (32.2%)        (4.1%)        (15.2%)       1.9%

Total                                   41.3%         41.1%          40.6%       41.6%

                                 GSI GROUP INC.
          Consolidated Sales Analysis By Geographic Region (unaudited)
                           (millions of U.S. dollars)

                                              Three Months Ended
                                ----------------------------------------------
                                 September 28, 2007         September 29, 2006
                                -------------------        -------------------
                                 Sales    % of Total        Sales     % of Total
                                -------     -------        -------     -------
                                 (In millions)              (In millions)

North America                   $  24.4          29%       $  24.8          30%
Latin and South America             0.2          --            0.3          --
Europe (EMEA)                      11.1          13           12.9          16
Japan                              17.8          21           16.8          21
Asia-Pacific, other                30.5          37           26.8          33
                                -------     -------        -------     -------
      Total                     $  84.0         100%       $  81.6         100%


                                              Nine Months Ended
                                ----------------------------------------------
                                 September 28, 2007         September 29, 2006
                                -------------------        -------------------
                                 Sales     % of Total        Sales    % of Total
                                -------      -------         -------     -------
                             (In millions)               (In millions)

North America                  $   67.7         29%           $ 68.1         30%
Latin and South America             0.5         --               1.1         --
Europe (EMEA)                      36.5         16              39.2         17
Japan                              47.4         20              36.2         15
Asia-Pacific, other                79.2         35              89.6         38
                               --------   --------          --------   --------
      Total                    $  231.3        100%         $  234.2        100%